SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Item 12. Results of Operations and Financial Condition.
Exhibit Index
Exhibit 99.1 Press Release

Item 12. Results of Operations and Financial Condition.

     A copy of the news release issued by The Goodyear Tire & Rubber Company on Wednesday, May 19, 2004, describing its results of operations for the fourth quarter of 2003, for the year ended December 31, 2003, the restatement of its financial results for the years 1999 through 2002, as well as the first nine months of 2003 and certain information regarding the Company’s performance for the first quarter of 2004 is attached hereto as Exhibit 99.1.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY
Date: May 19, 2004	By /s/ Robert W. Tieken
Robert W. Tieken
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	News Release dated May 19, 2004.